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                                                                     Exhibit 4.1
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Draft: 25/02/03

THIS AGREEMENT is dated [6th March], 2003

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE ("FUNDING 1");

(2) PERMANENT FINANCING (NO. 2) PLC (registered in England and Wales No. 4623188) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the "SECOND ISSUER");

(3) U.S. BANK NATIONAL ASSOCIATION, a national banking association formed under the laws of the United States of America, acting through its office at 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, acting in its capacity as Security Trustee; and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA, acting in its capacity as Agent Bank.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [5th March], 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and the Second Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [5th March], 2003 are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and/or the Second Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

         "CLOSING DATE" means [6th March], 2003;

         "INTERCOMPANY LOAN" means the Second Issuer Intercompany Loan;

         "INTERCOMPANY LOAN AGREEMENT" means the Second Issuer Intercompany Loan Agreement;

         "INTERCOMPANY LOAN CONFIRMATION" means the Second Issuer Intercompany Loan Confirmation;


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         "ISSUER" means the Second Issuer;

         "ISSUER TRANSACTION ACCOUNT" means the Second Issuer Sterling Account;

         "NEW BASEL CAPITAL ACCORD" means the new or revised capital accord as described in the consultative document "The New Basel Capital Accord" published by the Basel Committee on Banking Supervision in January 2001;

         "NOTES" means the Second Issuer Notes; and

         "SECOND ISSUER TERM ADVANCES" has the meaning given in the Second Issuer Master Definitions and Construction Schedule.

2.       INTERCOMPANY LOAN TERMS AND CONDITIONS

         Each of the parties to this Agreement agree that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "THIS AGREEMENT" shall be construed accordingly.

3.       THE SECOND ISSUER TERM ADVANCES

3.1      SECOND ISSUER TERM AAA ADVANCES

         On and subject to the terms of this Agreement, the Second Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

         (a) the series 1 term AAA advance in the maximum aggregate principal amount of Pound Sterling[607,976,654] (the "SECOND ISSUER SERIES 1 TERM AAA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Second Issuer Notes;

         (b) the series 2 term AAA advance in the maximum aggregate principal amount of Pound Sterling[759,970,817] (the "SECOND ISSUER SERIES 2 TERM AAA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Second Issuer Notes;

         (c) the series 3 term AAA advance in the maximum aggregate principal amount of Pound Sterling[816,139,984] (the "SECOND ISSUER SERIES 3 TERM AAA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class A Second Issuer Notes;

         (d) the series 4 term AAA advance in the maximum aggregate principal amount of Pound Sterling[759,970,817] ("THE SECOND ISSUER SERIES 4 TERM AAA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class A Second Issuer Notes, and

         (e) the series 5 term AAA advance in the maximum aggregate principal amount of Pound Sterling[1,000,000,000] (the "SECOND ISSUER SERIES 5 TERM AAA ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class A Second Issuer Notes,


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         and together the Second Issuer Series 1 Term AAA Advance, the Second
         Issuer Series 2 Term AAA Advance, the Second Issuer Series 3 Term AAA Advance, the Second Issuer Series 4 Term AAA Advance and the Second Issuer Series 5 Term AAA Advance are referred to herein as the "SECOND ISSUER TERM AAA ADVANCES".

3.2      SECOND ISSUER TERM AA ADVANCES

         On and subject to the terms of this Agreement, the Second Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

         (a) the series 1 term AA advance in the maximum aggregate principal amount of Pound Sterling[20,671,206] (the "SECOND ISSUER SERIES 1 TERM AA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Second Issuer Notes;

         (b) the series 2 term AA advance in the maximum aggregate principal amount of Pound Sterling[26,142,996] (the "SECOND ISSUER SERIES 2 TERM AA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Second Issuer Notes;

         (c) the series 3 term AA advance in the maximum aggregate principal amount of Pound Sterling[28,728,127] (the "SECOND ISSUER SERIES 3 TERM AA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class B Second Issuer Notes,

         (d) the series 4 term AA advance in the maximum aggregate principal amount of Pound Sterling[26,116,480] (the "SECOND ISSUER SERIES 4 TERM AA ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class B Second Issuer Notes; and

         (e) the series 5 term AA advance in the maximum aggregate principal amount of Pound Sterling[35,000,000] (the "SECOND ISSUER SERIES 5 TERM AA ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class B Second Issuer Notes, and together the Second Issuer Series 1 Term AA Advance, the Second Issuer Series 2 Term AA Advance, the Second Issuer Series 3 Term AA Advance, the Second Issuer Series 4 Term AA Advance and the Second Issuer Series 5 Term AA Advance are referred to herein as the "SECOND ISSUER TERM AA ADVANCES".

3.3      SECOND ISSUER TERM BBB ADVANCES

         On and subject to the terms of this Agreement, the Second Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

         (a) the series 1 term BBB advance in the maximum aggregate principal amount of Pound Sterling[20,671,206] (the "SECOND ISSUER SERIES 1 TERM BBB ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class C Second Issuer Notes;

         (b) the series 2 term BBB advance in the maximum aggregate principal amount of Pound Sterling[26,142,996] (the "SECOND ISSUER SERIES 2 TERM BBB ADVANCE") and which

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                  corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Second Issuer Notes;

         (c) the series 3 term BBB advance in the maximum aggregate principal amount of Pound Sterling[28,728,127] (the "SECOND ISSUER SERIES 3 TERM BBB ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class C Second Issuer Notes; and

         (d) the series 4 term BBB advance in the maximum aggregate principal amount of [26,116,480] (the "SECOND ISSUER SERIES 4 TERM BBB ADVANCE") and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class C Second Issuer Notes,

         (e) the series 5 term BBB advance in the maximum aggregate principal amount of Pound Sterling35,000,000 (the "SECOND ISSUER SERIES 5 TERM BBB ADVANCE") and which corresponds to the principal amount upon issue of the Series 5 Class C Second Issuer Notes, and together the Second Issuer Series 1 Term BBB Advance, the Second Issuer Series 2 Term BBB Advance, the Second Issuer Series 3 Term BBB Advance and the Second Issuer Series 4 Term BBB Advance and the Second Issuer Series 5 Term BBB Advance are referred to herein as the "SECOND ISSUER TERM BBB ADVANCES".


3.4      TERM ADVANCE RATING

         The Term Advance Rating in respect of the Second Issuer Term AAA Advances shall be AAA/Aaa/AAA, the Term Advance Rating in respect of the Second Issuer Term AA Advances shall be AA/Aa3/AA and the Term Advance Rating in respect of the Second Issuer Term BBB Advances shall be BBB/Baa2/BBB.

3.5      CONDITIONS PRECEDENT

         Save as the Second Issuer and the Security Trustee may otherwise agree, the Second Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed in
         SCHEDULE 1 hereof in form and substance satisfactory to the Security Trustee.

4.       INTEREST

4.1      RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

         On the Closing Date the Agent Bank will determine the "INITIAL RELEVANT SCREEN RATE" (as defined below) in respect of each Second Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for two-month and three-month sterling deposits of Pound Sterling10,000,000, in the London inter-bank market as at or about
         11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (1) the Relevant Margin and (2) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for two-month sterling deposits and the arithmetic mean of

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         such offered quotations for three-month sterling deposits (rounded upwards, if necessary, to five decimal places).

         "INITIAL RELEVANT SCREEN RATE" means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Second Issuer with the approval of the Security Trustee.

4.2      TERM ADVANCE RATES OF INTEREST(1)

         The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a "RELEVANT MARGIN" which shall be:

         (a) in respect of the Second Issuer Series 1 Term AAA Advance, a margin of [o] per cent. per annum;

         (b) in respect of the Second Issuer Series 2 Term AAA Advance, a margin of [o] per cent. per annum;

         (c) in respect of the Second Issuer Series 3 Term AAA Advance, a margin of [o] per cent. per annum up to an including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (d) in respect of the Second Issuer Series 4 Term AAA Advance, a margin of [o] per cent. per annum;

         (e) in respect of the Second Issuer Series 5 Term AAA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (f) in respect of the Second Issuer Series 1 Term AA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per annum;

         (g) in respect of the Second Issuer Series 2 Term AA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (h) in respect of the Second Issuer Series 3 Term AA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (i) in respect of the Second Issuer Series 4 Term AA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;


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         (j)      in respect of the Second Issuer Series 5 Term AA Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (k) in respect of the Second Issuer Series 1 Term BBB Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (l) in respect of the Second Issuer Series 2 Term BBB Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (m) in respect of the Second Issuer Series 3 Term BBB Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

         (n) in respect of the Second Issuer Series 4 Term BBB Advance, a margin of [o] per cent. per annum up to and including the Interest Period ending in December 2008 and thereafter [o] per cent. per annum; and

         (o) in respect of the Second Issuer Series 5 Term BBB Advance, a margin of [o] per cent. per annum up to (and including) the Interest Period ending in December 2008 and thereafter [o] per cent. per annum;

4.3      INTEREST PERIODS

         The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in June 2003. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

5.       REPAYMENT

5.1      REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

         The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Second Issuer Term Advances shall become due and payable as described in PARAGRAPH 1 of
         PART II of SCHEDULE 3 of the Funding 1 Deed of Charge.

5.2 REPAYMENT OF SECOND ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

         Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Second Issuer:

         (a) the Second Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in March 2004;


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         (b)      the Second Issuer Series 2 Term AAA Advance on the Funding 1
                  Interest Payment Date falling in September 2005 but if there are insufficient funds available to repay the Second Issuer Series 2 Term AAA Advance on such Funding 1 Interest Payment Date, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Second Issuer Series 2 Term AAA Advance is fully repaid;

         (c) the Second Issuer Series 3 Term AAA Advance in two equal instalments (each a "SCHEDULED AMORTISATION INSTALMENT") on the Funding 1 Interest Payment Date falling in March 2006 and June 2006 but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Second Issuer Series 3 Term AAA Advance is fully repaid;

         (d) the Second Issuer Series 4 Term AAA Advance on the Funding 1 Interest Payment Date falling in December 2007 but if there are insufficient funds available to repay the Second Issuer Series 4 Term AAA Advance on such Funding 1 Interest Payment Date, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Second Issuer Series 4 Term AAA Advance is fully repaid; and

         (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 4 Term AAA Advance is fully repaid, the Second Issuer Series 5 Term AAA Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 5 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF SECOND ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

         Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Second Issuer:

         (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 1 Term AAA Advance is fully repaid, the Second Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 1 Term AA Advance is fully repaid;

         (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 2 Term AAA Advance is fully repaid, the Second Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 2 Term AA Advance is fully repaid;

         (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 3 Term AAA Advance is fully repaid, the Second Issuer Series 3 Term AA Advance to the extent of Funding 1

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                  Available Principal Receipts until the Second Issuer Series 3
                  Term AA Advance is fully repaid;

         (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 4 Term AAA Advance is fully repaid, the Second Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 4 Term AA Advance is fully repaid; and

         (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 5 Term AAA Advance is fully repaid, the Second Issuer Series 5 Term AA Advance to the extent of Funding 1 Available Principal Receipts therefor until the Second Issuer Series 5 Term AA Advance is fully repaid.

5.4 REPAYMENT OF SECOND ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

         Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Second Issuer:

         (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 1 Term AA Advance is fully repaid, the Second Issuer Series 1 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 1 Term BBB Advance is fully repaid;

         (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 2 Term AA Advance is fully repaid, the Second Issuer Series 2 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 2 Term BBB Advance is fully repaid;

         (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 3 Term AA Advance is fully repaid, the Second Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 3 Term BBB Advance is fully repaid;

         (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 4 Term AA Advance is fully repaid, the Second Issuer Series 4 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Second Issuer Series 4 Term BBB Advance is fully repaid; and

         (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Second Issuer Series 5 Term AA Advance is fully repaid, the Second Issuer Series 5 Term BBB Advance to the extent of Funding 1 Available Principal Receipts therefor until the Second Issuer Series 5 Term BBB Advance is fully repaid.


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                                       9


5.5 REPAYMENT OF SECOND ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

         On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Second Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 3 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.6 REPAYMENT OF SECOND ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

         Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Second Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 4 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.7 REPAYMENT OF SECOND ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

         Following the service on each Issuer (including the Second Issuer) of a Note Acceleration Notice pursuant to the terms of the Second Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in CLAUSE 5 of PART II of
         SCHEDULE 3 to the Funding 1 Deed of Charge.

5.8 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

         Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Second Issuer Intercompany Loan shall be repaid in the manner set out in PART III of SCHEDULE 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).

5.9      ACKNOWLEDGEMENT OF FIRST ISSUER INTERCOMPANY LOAN

         The Second Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No. 1) PLC (the "FIRST ISSUER") dated 14th June, 2002 (the "FIRST ISSUER INTERCOMPANY LOAN AGREEMENT") and accordingly, the obligation of Funding 1 to repay this Second Issuer Intercompany Loan and the First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Second Issuer Intercompany Loan Agreement and the First Issuer Intercompany Loan Agreement and the provisions of SCHEDULE 3 to the Funding 1 Deed of Charge.


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                                       10


5.10     ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

         The Second Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Second Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, this Second Issuer Intercompany Loan any New Intercompany Loans and the provisions of
         SCHEDULE 3 to the Funding 1 Deed of Charge. Subject to CLAUSE 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

6.       PREPAYMENT

6.1      PREPAYMENT OF SECOND ISSUER TERM ADVANCES

         If the New Basel Capital Accord has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation and PROVIDED THAT a Second Issuer Note Acceleration Notice has not been served, then Funding 1 may, on any Funding 1 Interest Payment Date on or after the Funding 1 Interest Payment Date falling in December 2007, having given not more than 60 days and not less than 30 days' [(or such shorter period as may be agreed with the Second Issuer and the Security Trustee)] prior written notice to the Second Issuer and the Security Trustee, prepay all but not some only of all of the Second Issuer Term Advances without penalty or premium but subject to CLAUSE 15 (Default interest and indemnity) of the Intercompany Loan Terms and Conditions.

6.2      APPLICATION OF MONIES

         The Second Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Second Issuer Term Advances) in making prepayments under the Second Issuer Notes.

7.       CERTAIN FEES, ETC.

7.1      FEE FOR PROVISION OF SECOND ISSUER TERM ADVANCES

         Funding 1 shall (except in the case of payments due under paragraphs
         (c), (e), (f) and (i) below, which shall be paid when due) on each Funding 1 Interest Payment Date pay to the Second Issuer for same day value to the Second Issuer Transaction Account a fee for the provision of the Second Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

         (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Second Issuer Deed of Charge together with interest thereon as provided therein;

         (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Second Issuer Trust Deed together with interest thereon as provided therein;

         (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Second Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

         (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Second Issuer Paying Agent and Agent Bank Agreement;

         (e) any amounts due and payable by the Second Issuer to the Inland Revenue in respect of the Second Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Second Issuer and subject to the terms of the Second Issuer Deed of Charge) or any other Taxes payable by the Second Issuer;

         (f) the fees, costs, charges, liabilities and expenses due and payable to the Second Issuer Account Bank, pursuant to the Second Issuer Bank Account Agreement (if any);

         (g) the fees, costs, charges, liabilities and expenses due and payable to the Second Issuer Cash Manager, pursuant to the Second Issuer Cash Management Agreement;

         (h) any termination payment due and payable by the Second Issuer to any Second Issuer Swap Provider, pursuant to any Second Issuer Swap Agreement;

         (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Second Issuer Corporate Services Agreement;

         (j)      an amount equal to "G" where G is calculated as follows:

                  G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

                  A = 0.01 per cent of the interest amounts paid by Funding 1 to the Second Issuer on the Second Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

                  D =      E - F

                          where,

                          E = the interest amounts (which excludes those fee amounts in this CLAUSE 7.1) paid by Funding 1 to the Second Issuer on the Second Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date; and

                          F = amounts paid by the Second Issuer under paragraphs (d) to (h) of the Second Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                                    and

                  H = the cumulative aggregate of (D - A) as calculated on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

         (k) any other amounts due or overdue by the Second Issuer to third parties including the Rating Agencies and the amounts paid by the Second Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to
                  (j) above; and

         (l) if on any Funding 1 Interest Payment Date there are Second Issuer Principal Receipts remaining in the Second Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Second Issuer on such Second Issuer Principal Receipts remaining in the Second Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Second Issuer applying the weighted average rate of interest payable on the Series 5 Second Issuer Notes or the relevant Second Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Second Issuer Principal Receipts remaining in the Second Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Second Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Second Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Second Issuer Pre-Enforcement Revenue Priority of Payments in the Second Issuer Cash Management Agreement.

7.2      SET-OFF

         Funding 1 and each of the other parties to the Second Issuer Intercompany Loan Agreement agree that the Second Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 7 on the Closing Date against the amount to be advanced by the Second Issuer to Funding 1 by way of the Second Issuer Term Advances on the Closing Date.

8.       APPLICATION OF CERTAIN PROVISIONS

         The provisions set out in CLAUSE 4.2 (Limited Recourse) of the Intercompany Loan Terms and Conditions shall apply to:

         (a)      the Second Issuer Term AA Advances; and

         (b)      the Second Issuer Term BBB Advances.

9.       ADDRESSES

         The addresses referred to in CLAUSE 18.4 of the Intercompany Loan Terms and Conditions are as follows:

         THE SECURITY TRUSTEE:

         For the attention of:      Corporate Trust Services
         Address:                   1 Federal Street
         `                          3rd Floor
                                    Boston
                                    Massachusetts 02110


         Facsimile:                 + 1 (617) 603 6638
         THE SECOND ISSUER:

         For the attention of:      The Secretary

         Address:                   Permanent Financing (No. 2) PLC

         Facsimile:                 +44 (0) 20 7556 0975

         Copy to:                   HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London EC2N 1HZ

         Facsimile:                 +44 (0) 20 7574 8784

         For the attention of:      Head of Capital Markets and Securitisation

         FUNDING 1:

         For the attention of:      The Secretary

         Address:                   Permanent Funding (No. 1) Limited

         Facsimile:                 +44 (0) 20 7556 0975

         Copy to:                   HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London EC2N 1HZ

         Facsimile number:          +44 (0) 20 7574 8784

         For the attention of:      Head of Capital Markets and Securitisation

         RATING AGENCIES:

        MOODY'S:

        Address:                     2 Minster Court, Mincing Lane, London EC3R 7XB

        For the attention of:        Nicholas Lindstrom

        Telephone:                   +44 (0) 20 7772 5332

        Facsimile:                   +44 (0) 20 7772 5400

        S&P:

        Address:                     Garden House, 18 Finsbury Circus, London EC2M 7NJ

        For the attention of:        Andre Vollmann

        Telephone:                   +44 (0) 20 7826 3855

        Facsimile:                   +44 (0) 20 7826 3598


        FITCH:

        Address:                     Eldon House, 2 Eldon Street, London EC2M 7UA

        For the attention of:        European Structured Finance

        Telephone:                   +44 (0) 20 7417 4355

        Facsimile:                   +44 (0) 20 7417 6262


                                   SCHEDULE 1

                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN


1.       AUTHORISATIONS

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

(b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

(c)      A certificate of a director of Funding 1 certifying:

         (i)      that each document delivered under this PARAGRAPH 1 of
                  SCHEDULE 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Second Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

         (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.

2.       SECURITY

(a)      The Funding 1 Deed of Charge duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

(c)      Security Power of Attorney for Funding 1.

3.       LEGAL OPINION

         Legal opinions of:

         (a) Allen & Overy, English and U.S. legal advisers to the Seller, the Second Issuer and the Servicer, addressed to, inter alios, the Security Trustee;

         (b) Sidley Austin Brown & Wood, English and U.S. legal advisers to the Co-Arrangers, addressed to, inter alios, the Security Trustee.

4.       TRANSACTION DOCUMENTS

         Duly executed copies of:

         (a)      the Servicing Agreement;

         (b)      the Mortgages Trust Deed;

         (c)      the Halifax Deed and Power of Attorney;

         (d)      the Funding 1 Deed of Charge;

         (e)      the Funding 1 Swap Agreement;

         (f)      the Corporate Services Agreements;

         (g)      the Funding 1 Liquidity Facility Agreement;

         (h) the First Issuer Intercompany Loan Agreement and the Second Issuer Intercompany Loan Agreement;

         (i)      the Cash Management Agreement;

         (j)      the Bank Account Agreement;

         (k)      the Funding 1 Guaranteed Investment Contract;

         (l)      the First Start-up Loan Agreement and Second Start-up Loan
                  Agreement;

         (m)      the Mortgage Sale Agreement;

         (n)      the Seller Power of Attorney;

         (o)      the Insurance Acknowledgements;

         (p)      the Insurance Endorsements;

         (q)      the Second Issuer Deed of Charge;

         (r)      the Second Issuer Cash Management Agreement;

         (s)      the Second Issuer Swap Agreements;

         (t)      the Second Issuer Bank Account Agreement;

         (u)      the Second Issuer Post-Enforcement Call Option Agreement;

         (v)      the Second Issuer Trust Deed;

         (w)      the Second Issuer Global Notes;

         (x)      the Second Issuer Paying Agent and Agent Bank Agreement;

         (y)      the Underwriting Agreement;

         (z)      the Subscription Agreement;

         (aa)     the Mortgages Trustee Guaranteed Investment Contract; and

         (bb) the Amended and Restated Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule.

5.       BOND DOCUMENTATION

(a) Confirmation that the Second Issuer Notes have been issued and the subscription proceeds received by the Second Issuer; and

(b)      Copies of the Prospectus and the Offering Circular.

6.       MISCELLANEOUS

         Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in SCHEDULE 2 to the Intercompany Loan Terms and Conditions.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.


FUNDING 1

SIGNED by                                              )
for and on behalf of                                   )
PERMANENT FUNDING (NO. 1) LIMITED                      )



SECOND ISSUER

SIGNED by                                              )
for and on behalf of                                   )
PERMANENT FINANCING (NO. 2) PLC                        )



SECURITY TRUSTEE

SIGNED by                                              )
for and on behalf of                                   )
U.S. BANK NATIONAL ASSOCIATION                         )




AGENT BANK

SIGNED by                                              )
for and on behalf of                                   )
CITIBANK, N.A.,                                        )
LONDON BRANCH                                          )

                             DATED [6TH MARCH], 2003



                        PERMANENT FUNDING (NO. 1) LIMITED
                                  as Funding 1


                         PERMANENT FINANCING (NO. 2) PLC
                                as Second Issuer


                         U.S. BANK NATIONAL ASSOCIATION
                               as Security Trustee


                          CITIBANK, N.A., LONDON BRANCH
                                  as Agent Bank





             -------------------------------------------------------

                                LOAN CONFIRMATION

                    SECOND ISSUER INTERCOMPANY LOAN AGREEMENT
             -------------------------------------------------------











                                  ALLEN & OVERY
                                     London
                                  ICM:638658.4
                                    CONTENTS

CLAUSE                                                                                                    PAGE

1.    Interpretation..........................................................................................1
2.    Intercompany Loan Terms and Conditions..................................................................2
3.    The Second Issuer Term Advances.........................................................................2
4.    Interest................................................................................................4
5.    Repayment...............................................................................................6
6.    Prepayment.............................................................................................10
7.    Certain Fees, etc......................................................................................10
8.    Application of Certain Provisions......................................................................12
9.    Addresses..............................................................................................12

SCHEDULE

Conditions Precedent in Respect of Drawdown..................................................................15
SIGNATORIES..................................................................................................18